Exhibit 10.2

Certain personal information in this document has been redacted pursuant to Item 601(a)(6) of Regulation S-K. Redacted portions are indicated with the notation “[***]”.

CONSULTING AGREEMENT

This Consulting Agreement, effective as of January 1, 2025 (this “Agreement”), is by and between Guardion Health Sciences, Inc., a Delaware corporation (the “Company”), with an address at 2925 Richmond Ave., Suite 1200, Houston, Texas 77098, and Katie Cox (“Consultant”).

WITNESSETH:

WHEREAS, Consultant previously served as the Company’s Chief Accounting Officer (“CAO”) until December 31, 2024;

WHEREAS, the Company wishes to engage Consultant to provide certain consulting services;

WHEREAS, the Company and Consultant desire to memorialize (i) the definition of services to be provided by Consultant, (ii) the compensation to be paid by the Company for such services, and (iii) the other terms and conditions of the Company’s engagement of Consultant by entering into this Consulting Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Consultancy.

(a) The Company hereby engages Consultant to perform consulting services for the Company and Consultant hereby accepts such engagement, both upon the terms and conditions as set forth in this Agreement. Consultant hereby covenants and agrees that Consultant will use Consultant’s best efforts, skills and abilities faithfully to provide the Company with such consulting services and other services as may be reasonably requested by the Company’s Chief Executive Officer. The consulting services (the “Services”) to be performed by Consultant under this Agreement are to (1) provide certain administrative, accounting and financial reporting services, (2) prepare certain financial statements of the Company, and (3) provide such other services as may be assigned to Consultant by the Board of Directors from time to time, all of the foregoing in a manner consistent with the services Consultant provided the Company as CAO .

(b) Notwithstanding anything contained to the contrary in this Agreement, it is expressly understood and agreed by the Company that Consultant may engage in any other business or professional activities; provided, however, that (i) such activities do not interfere with the performance of Consultant’s duties under this Agreement, (ii) such activities will not result in a breach of any of Consultant’s obligations under this Agreement, including, but not limited to, the provisions of Section 4 of this Agreement, and (iii) such activities are not in competition with the Company.

(c) Notwithstanding anything contained to the contrary in this Agreement, it is expressly understood and agreed by the parties to this Agreement that the engagement of Consultant by the Company pursuant to this Agreement does not constitute Consultant being an employee, officer or agent of the Company, except to the extent as may hereafter be agreed upon by the parties for a particular purpose and evidenced in writing by the parties. In furtherance of such understanding and agreement, Consultant shall not have the authority to bind, obligate or commit the Company, nor shall Consultant enter into any negotiations, contract and/or agreement with any third party which shall in any way bind, obligate or commit the Company without the prior written consent of the Company’s Chief Executive Officer.

(d) Consultant is at all times to be deemed an independent contractor. Consultant is not an employee or agent of the Company for any purpose. Consultant shall pay its own taxes arising from receipt of the fees and other compensation pursuant to this Agreement. Consultant shall indemnify and hold the Company harmless from and against any claims, liabilities, judgments, penalties, interest, taxes, costs, expenses, settlements and fees (including reasonable attorneys’ fees) arising from its violation of the foregoing sentence.

Section 2. Term of Consultancy.

(a) Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term (the “Consultancy Term”) of this Agreement shall commence as of the effective date of this Agreement as first set forth above and continue until March 31, 2025, whereupon this Agreement shall expire.

(b) (i) Notwithstanding the provisions of paragraph 2(a), the Company may terminate Consultant’s retention by the Company “for cause” by delivering to Consultant, not less than five (5) days prior to the date on which the termination is to be effective, a written notice of termination for cause specifying the act, acts or failure to act that constitute the cause. For the purposes of this agreement, the term “for cause” shall mean:

(A) any act constituting gross negligence, willful misconduct, bad faith, fraud or embezzlement, in each case materially adversely affecting the financial, market, reputation, prospects or other interests of the Company;

(B) in the event of the conviction of Consultant of, or a plea of nolo contendere to, (1) any violent felony or misdemeanor resulting in a jail sentence, (2) any felony involving moral turpitude or (3) a criminal violation of federal or state securities laws;

(D) Consultant’s intentional and continual failure to substantially perform its duties with the Company pursuant to this Agreement, which failure has continued for a period of at least seven (7) days after a written notice of demand for substantial performance has been delivered to Consultant by the Company, which demand for performance must be made within ninety (90) days after the initial occurrence of the event or latest in a series of events which constitutes “Cause.”

(ii) In the event that this Agreement is terminated for cause, Consultant shall not be entitled to receive any further compensation under this Agreement, and any unvested options shall be terminated and no longer be exercisable.

(c) This Agreement shall terminate upon the death, extended absence (more than six (6) months) or permanent disability of Consultant.

Section 3. Consideration Payable to Consultant.

(a) In consideration for agreeing to perform the Services in accordance with this Agreement, the Company shall pay Consultant a monthly fee of $10,000.00.

(b) The Company shall reimburse Consultant for all reasonable and necessary expenses and other disbursements actually incurred by Consultant for, or on behalf of, the Company in the performance of Consultant’s duties under this Agreement, upon submission of appropriate written documentation therefor, payable in a manner consistent with the Company’s expense reimbursement policies.

Section 4. Confidential Information; Work Product.

(a) In the course of Consultant’s retention by the Company, Consultant will have access to and possession of valuable and important confidential or proprietary data or information of the Company and/or its affiliates and their operations. Consultant will not, during Consultant’s retention by the Company or at any time thereafter, divulge or communicate to any person, nor shall Consultant direct any employee, representative or agent of the Company or any of its affiliates to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained in this Section 4 and other than as necessary in performing Consultant’s duties under this Agreement) or use, to the detriment of the Company, or any of the Company’s affiliates or for the benefit of any other person or entity, including, but not limited to, any competitor, supplier, licensor, licensee or customer of the Company, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as “confidential” or “secret.” Consultant shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

(b) The term “confidential or proprietary data or information” as used in this Agreement shall mean information not generally available to the public, including, but not limited to, customer information, database information, personnel information, financial information, account lists or other account information, names, telephone numbers or addresses, supplier or vendor lists, trade secrets, patented or other proprietary information, forms, information regarding operations, systems, methods, processes, financing, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data; provided, however, confidential or proprietary information shall not include information that is (i) generally available to the public or becomes publicly known through no wrongful act of Consultant, (ii) independently developed by a third party and disclosed to Consultant through no wrongful act of Consultant or the other party, or (iii) is required to be disclosed by law. Notwithstanding anything to the contrary in the immediately preceding sentence, Consultant will not knowingly propagate the spread of information which is proprietary to either the Company or any stockholder of the Company.

Section 5. Enforcement.

It is the desire and intent of the parties to this Agreement that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly in this Agreement.

Section 6. Representations, Warranties and Covenants of Consultant.

(a) Authority. Consultant hereby represents, warrants and covenants to the Company that Consultant has the capacity to enter into this Agreement, and the execution, delivery and performance of this Agreement and compliance with the provisions of this agreement by Consultant will not conflict with or result in any breach of any of the terms, conditions, covenants or provisions of, or constitute a default under, any note, mortgage, agreement, contract or instrument to which Consultant is a party or which Consultant may be bound or affected.

Section 7. Non-Disparagement.

The parties hereto mutually agree not to publish, communicate or disseminate any negative information as regards each other, or to make public any information regarding this Agreement to suppliers, vendors and other industry participants, or in any way to any other person, except that they may disclose its contents to their respective financial advisors, accountants and attorneys and as required by law or regulation. The parties hereto each agree that any breach of this Section 7 by a party will cause the other party substantial and irreparable damages that would not be quantifiable and, therefore, in the event of any such breach, in addition to other remedies that may be available, such other party shall have the right to seek specific performance and other injunctive and equitable relief. This Agreement and/or its terms and conditions may be disclosed in an action to enforce this Agreement, in the manner and to the extent necessary in order to enforce this Agreement. The Parties agree that, in connection with any such action, if required to provide a copy of this Agreement, they will do so under seal, to the extent permitted by applicable court rules, procedures and law.

Section 8. Representations, Warranties and Covenants of the Company.

The Company represents, warrants and covenants to Consultant that:

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, having the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business, taken as a whole; neither the character of the properties owned or leased by the Company nor the nature of its business as transacted by it requires the Company to be qualified in any other jurisdiction, except in those jurisdictions where the Company is so qualified or those jurisdictions where the failure to so qualify would not materially adversely affect the business, properties or operations of the Company, taken as a whole;

(b) The Company has the power to enter into this Agreement, and the execution, delivery, and performance of this Agreement by the Company has been duly authorized and, when executed and delivered, shall constitute the valid and binding obligation of the Company enforceable in accordance with its terms; the execution, delivery, and performance by the Company of its obligations under this Agreement will not constitute a violation of, conflict with, result in any breach of, or constitute a default under, or result in any claim or the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, its organizational documents or any contract, license, indenture, mortgage, lease, or other instrument to which the Company is a party or by which the Company is bound or affected; and

Section 9. Miscellaneous.

(a) Notices. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if delivered by hand against written receipt therefor, or (i) forwarded by overnight courier requiring acknowledgment of receipt, or (ii) mailed by postage prepaid, registered or certified mail, return receipt requested, in either event, addressed as follows:

If to the Company, to:	Guardion Health Sciences, Inc.
2925 Richmond Ave., Suite 1200
Houston, Texas 77098

With a copy to:	Sheppard Mullin Richter & Hampton LLP
1901 Avenue of the Stars, Suite 1600
Los Angeles, California 90067
	Attention:	David I. Sunkin, Esq.

If to Consultant, to:	Katie Cox
[***]

or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this paragraph 9(a), to the other parties hereto. Each such request, demand, notice or other communication shall be deemed given (i) on the date of delivery by hand, (ii) on the first business day following the date of delivery to an overnight courier, or (iii) three (3) business days following mailing by registered or certified mail.

(b) Prior Agreements/Oral Modification. Except for certain compensation and benefits described and provided in the Employment Agreement dated September 21, 2023 and as amended on April 3, 2024, and General Release Agreement dated December 23, 2024, and certain continuing obligations under those agreements, this Agreement supersedes all other prior agreements and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended, modified in any manner or terminated orally or by course of conduct; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced.

(c) Attorney’s Fees. In the event of any legal dispute between the parties to this Agreement, concerning this Agreement, each party shall be responsible for its attorney’s fees and costs, except as may be otherwise determined by a court of competent jurisdiction.

(d) Binding Agreement; Benefit. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

(e) Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Indiana without regard to the conflict of laws provisions thereof. The parties agree that, in the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party in the same manner as the giving of notices under paragraph 9(a) of this Agreement.

(g) Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of Consultant and Consultant’s legal representatives and assigns; provided, however, that the obligations of Consultant under this Agreement may not be delegated or assigned without the prior written approval of the Company. The Company shall be entitled to assign or delegate all or any part of its rights or obligations hereunder (i) to any one or more Affiliates of the Company, (ii) in connection with the sale of all or any substantial portion of the assets of the Company or one or more affiliates of the Company or (iii) for collateral security purposes to any lender providing financing to the Company. No assignment shall relieve the assigning party of any of its obligations hereunder. “Affiliate” of the Company means any individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an Affiliate, whether through the ownership of voting securities, by contract or otherwise. In the event of any consolidation or merger of the Company into or with any other entity, or the sale of all or substantially all of the assets of the Company to another corporation, person or entity during the Consultancy Term, the Company shall have the right, but not the obligation, to terminate this Agreement upon the closing of such transaction.

(h) Proper Construction. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. As used in this Agreement, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

(i) Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

(j) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(k) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(l) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

(m) Authorization. The signatories to this Agreement have been duly authorized to execute this Agreement on behalf of their respective companies.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GUARDION HEALTH SCIENCES, INC.

By:	/s/ Mark Goldstone
Name:	Mark Goldstone
Title:	President and Chief Executive Officer

CONSULTANT:

By:	/s/ Katie Cox
Katie Cox